UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2020, Body and Mind Inc. (the “Company”) issued a news release announcing its financial results for the third fiscal quarter ended April 30, 2020. The information regarding the financial results for the third fiscal quarter ended April 30, 2020 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On July 29, 2020, the Company issued a news release announcing its financial results for the third fiscal quarter ended April 30, 2020 and is providing shareholders with the following operational update.

Q3 2020 Financial Summary (results expressed in $USD unless otherwise indicated):

•	Reported Q3 2020 revenue of $1.05 million;
•	Reported nine month revenue of $4.06 million;
•	Basic and Diluted loss per share of $0.01;
•	No debt;
•	Managed Q3 2020 revenue of $4.00 million*;
•	Managed nine-month revenue of $11.91 million*;
•	Income from the Ohio operations is treated as equity (in earnings income) until the expected closing of a pending definitive agreement to acquire 100% ownership of NMG Ohio, LLC;
•	The Company anticipates consolidating revenues from ShowGrow Long Beach, once local and state licenses to conduct medical and adult-use commercial cannabis retail operations, are issued to NMG Long Beach LLC;
•	Inventory of $1.57 million as of April 30, 2020;
•	As of April 30, 2020, BaM had completed all significant dispensary Cap-Ex projects with future Cap-Ex anticipated to be funded from cashflows;
•	At April 30, 2020, BaM had $1.28 million in cash and working capital surplus of $4.04 million;
•	Total Assets were $39.32 million, Total Current Liabilities were $1.53 million and Total Liabilities were $4.98 million at April 30, 2020. No long term debt;
•	104,534,221 common shares were issued and outstanding as at April 30, 2020.

*Managed revenue: refers to results for the full three and nine months ended April 30, 2020, including managed revenues, which are sales of cannabis products from entities for which management arrangements or definitive agreements are in place but BaM cannot consolidate due to regulatory restrictions, or from equity investments, in which results cannot be consolidated. Managed entities include Body and Mind’s involvement in certain California, Ohio and Arkansas operations.

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Operational Milestones for Q3 2020 and to Date:

California:

•	ShowGrow San Diego dispensary was opened on April 15, 2020 through NMG San Diego, LLC which is a 60% owned subsidiary of BaM.

•	Our wholly-owned subsidiary, NMG Long Beach, LLC, has an application in process for the transfer of the Long Beach Medical and Adult-use dispensary license to NMG Long Beach, LLC;

•	Under Body and Mind’s brand director agreement, Satellites Dip, LLC increased production offerings and distribution of BaM’s award-winning products to dispensaries in the state of California, and continues to perform contract packaging services for the Ember Valley brand of products;

•	Body and Mind completed a license agreement with Sense Distribution, doing business under the name Shoogies, a specialty cannabis brand offering THC-infused (tetrahydrocannabinol) all-natural sweeteners.

Nevada:

•	Nevada closed all casinos, non essential businesses and dispensaries for walk in traffic on March 17, 2020;

•	Nevada declared cannabis an essential service and BaM cultivation and production continued operations with COVID-19 protocols;

•	Nevada dispensaries remained open with delivery only during the shut down;

•	Nevada dispensaries opened for limited walk-in customers and curbside pickup on May 7, 2020;

•	Nevada casinos commenced reopening on June 4, 2020;

•	BaM completed a production license agreement with Her Highness, a growing cannabis brand aimed to introduce and educate women, both the curious and experienced consumers, on the benefits of incorporating cannabis into their lifestyle with a dynamic suite of premium products;

•	One time write down of $208,569 of packaging and cultivation supplies included in Cost of Sales.

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Ohio:

•	BaM managed the fully operational The Clubhouse dispensary outside Cleveland, Ohio, which is currently 30% indirectly owned by BaM;

•	A definitive agreement is in place to acquire the remaining 70% ownership of The Clubhouse subject to regulatory approval;

•	Application submitted to the Ohio Board of Pharmacy to transfer The Clubhouse dispensary license to an indirect subsidiary of Body and Mind, a final closing condition of the definitive agreement for 100% ownership;

•	Development of the Ohio production facility, which is currently 30% indirectly owned by BaM, was advanced with the execution of a long term lease. Architectural drawings are currently under review by local authorities. General Contractor bids for the project have been received and are being reviewed.

Arkansas:

•	Expanded into Arkansas pursuant to a management arrangement with in-state licensee, Comprehensive Care Group LLC, with an operating dispensary and future cultivation;

•	Opened the Body and Mind branded dispensary in West Memphis, Arkansas on April 27, 2020;

•	The facility construction Capex is complete with roughly 3,500 square feet of retail and approximately 6,500 square feet constructed for future cultivation and packaging operations.

“This quarter saw continued expansion as we completed construction and opened two new dispensaries at the end of the quarter,” stated Michael Mills, CEO of BaM. “Our focus on streamlined, debt-free operations and achieving milestones continues to expand our revenues across multiple states in our cultivation, manufacturing and retail operations. We are proud to add Her Highness and Shoogies brands to our production operations as we continue to add manufacturing growth alongside our brands. Our Q3 2020 quarter (February 1, 2020 to April 30, 2020) aligned closely with COVID-19 closures of Nevada casinos and dispensaries which commenced in early March and had a significant impact on cannabis sales in Nevada due to reduced visitor numbers and dispensary access. As Nevada dispensaries opened for walk-in customers in early May we saw increased sales across our product offerings. Our strategy of growth in multiple states has reduced our exposure to single market events and our (unaudited) May system-wide managed revenues* and net income set a new record for Body and Mind. I believe that as we consolidate revenues, we will show significant top line revenue and EBITDA growth. I am extremely proud of our entire team as they have grown our operations, brand and customer base during this incredibly challenging business environment.”

The unaudited consolidated interim financial statements for the quarter ended April 30, 2020 are available on SEDAR and EDGAR and should be read in connection with this news release.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated July 29, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: July 29, 2020	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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